UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

Chicago Bridge & Iron Company N.V.
 (Exact name of registrant as specified in its charter)

The Netherlands	1-12815	N.A.
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Oostduinlaan 75 2596 JJ The Hague The Netherlands	N.A.
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 31-70-3732722

N.A.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously announced, on November 10, 2010, the Chicago Bridge & Iron Company N.V. (the “Company”) hosted an Investor Day conference in New York City. The webcast of the event is available at www.cbi.com Investor Relations/Investor Highlights. The slide presentation that was given as part of the event is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company also issued a press release by which the Company reiterated its 2010 New Awards and Revenue guidance, updated 2010 Earnings guidance, and provided initial 2011 guidance. In addition, the Company announced that it expects to recommend to the Supervisory Board the resumption of its quarterly cash dividends on common stock that would be declared in connection with its regularly scheduled February 2011 Supervisory Board meeting. The foregoing summary description of the press release is qualified in its entirety by reference to the actual press release, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01, Exhibit 99.1 and Exhibit 99.2 attached hereto is intended to be furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Investor Presentation

99.2	Press release dated November 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
By: Chicago Bridge & Iron Company B.V.
Its: Managing Director

Date: November 10, 2010

By: /s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede
Managing Director
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Investor Presentation.

99.2	Press release dated November 10, 2010